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                                                                      Exhibit 16


October 3, 2002


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K dated September 29, 2002 of Health Grades, Inc. and are in agreement with the statements contained in paragraphs 2 and 3 on page 2 therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.

                                                  Very truly yours,

                                                  /s/ Ernst & Young, LLP